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                                                                    EXHIBIT 5.1

                         [VINSON & ELKINS LETTERHEAD]



                               October 4, 1995

Tom Brown, Inc.
500 Empire Plaza Building
Midland, TX 79701

     Re:     Sale of up to 4,600,000 shares of Common Stock

Gentlemen:

     We have acted as counsel to Tom Brown, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of 4,000,000 shares (or up to 4,600,000 shares if the underwriters exercise their over-allotment option in full) of Common Stock, $.10 par value ("Common Stock"), of the Company pursuant to a Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (herein referred to as the "Registration Statement")

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for the purpose of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on all original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the due authorizations, execution, delivery or recordation of all documents where due authorization, execution or recordation are prerequisites to the effectiveness thereof.

     Based upon the foregoing, and having regard for such legal considerations as we deem relevant, we are of the opinion that:

          (i) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) the authorized capital stock of the Company consists of 2,500,000 shares of Preferred Stock, $.10 par value, of which, as of the date hereof, no shares are outstanding, and 30,000,000 shares of Common

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Tom Brown, Inc.
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October 4, 1995


                 Stock, $.10 par value, of which, as of the date hereof, 15,537,529 shares are issued and outstanding; and

          (iii) the 4,000,000 shares of Common Stock, and up to an aggregate of 600,000 additional shares of Common Stock to cover over-allotments (if any), proposed to be issued and sold by the Company pursuant to the Registration Statement and the Underwriting Agreement with the underwriters will, upon issuance and delivery against payment therefor, be duly authorized and legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the statements made regarding our Firm and to the use of our name under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

                                        Very truly yours,



                                        /s/  VINSON & ELKINS L.L.P.